Exhibit 4.5

SUBSCRIPTION AGREEMENT

PROPOSED INVESTOR’S NAME:

AGREEMENT NUMBER:

DATED AS OF                                  , 2007

BY AND BETWEEN

BETTER BIODIESEL, INC.

AND

EACH OF THE SUBSCRIBERS LISTED IN

SCHEDULE A ANNEXED HERETO

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE SECURITIES COMMISSION OF ANY STATE OR THE ANY PROVINCIAL SECURITIES REGULATORY BODIES IN CANADA, NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT OR ITS APPENDICES OR SCHEDULES (THE “PURCHASE AGREEMENT”). ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED HEREBY AND DESCRIBED IN THIS SUBSCRIPTION AGREEMENT INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” SET FORTH IN THE DISCLOSURE MEMORANDUM (THE “MEMORANDUM”) TO WHICH THIS SUBSCRIPTION AGREEMENT IS ATTACHED.  PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THIS SUBSCRIPTION AGREEMENT AND THE MEMORANDUM IN ORDER TO EVALUATE THE RISKS INVOLVED IN LIGHT OF THEIR INVESTMENT OBJECTIVES AND FINANCIAL RESOURCES. IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EVALUATION OF THE COMPANY, THE SECURITIES OFFERED HEREBY AND THE TERMS OF THIS OFFERING (THIS “OFFERING”), INCLUDING THE MERITS AND RISKS INVOLVED.  THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM AND ITS APPENDICES AND SCHEDULES CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”) AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.  THE COMPANY’S ACTUAL RESULTS AND ACTIVITIES COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED IN “RISK FACTORS” SET FORTH IN THE MEMORANDUM AND OTHER FACTORS INCLUDED ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT AND THE MEMORANDUM.

NO REPRESENTATIONS, WARRANTIES, OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN OR THE TAX CONSEQUENCES WHICH MAY BE REALIZED BY A PURCHASER OF THE CONVERTIBLE DEBENTURES OFFERED HEREBY.  PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE.  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING THEIR INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THE CONVERTIBLE DEBENTURES ARE BEING OFFERED ONLY TO ACCREDITED INVESTORS OR INVESTORS WHO ARE NOT “U.S. PERSONS’ UNDER THE DEFINITION SET FORTH IN REGULATION S, WHO ARE CAPABLE OF BEARING THE ECONOMIC RISKS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING THEIR ENTIRE ORIGINAL INVESTMENT, AND WHO, INDIVIDUALLY OR THROUGH A PURCHASER REPRESENTATIVE, HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THESE SECURITIES.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH RECIPIENT OF THIS SUBSCRIPTION AGREEMENT IS ENCOURAGED TO AVAIL ITSELF OF THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING ITS BUSINESS OPERATIONS, THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THAT IT IS POSSESSED OR OBTAINABLE WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION IN THIS PURCHASE AGREEMENT.  ANY PROSPECTIVE INVESTORS HAVING ANY QUESTIONS REGARDING THIS OFFERING OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED HEREIN SHOULD CONTACT RON CRAFTS, CHIEF EXECUTIVE OFFICER AT BETTER BIODIESEL, INC., 355 South 1550 West, SANISH FORK, UTAH 84660.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS SUBSCRIPTION AGREEMENT, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR IN THE DOCUMENTS FURNISHED BY THE COMPANY AS CONTEMPLATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OR ON BEHALF OF THE COMPANY.  THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

THE DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM AND THE OFFERING OF THE SECURITIES OFFERED THEREBY IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW.  PERSONS INTO WHOSE POSSESSION THIS SUBSCRIPTION AGREEMENT COMES ARE REQUIRED BY THE COMPANY TO INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS.  THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT LAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

NO ACTION HAS BEEN OR WILL BE TAKEN BY THE COMPANY THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OFFERED HEREBY OR THE CIRCULATION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR ANY OFFERING MATERIAL IN RELATION TO THE SECURITIES OFFERED HEREBY IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED.

THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE CONVERTIBLE DEBENTURES AND CONSTITUTES AN OFFER ONLY IF THE NAME OF THE PROSPECTIVE INVESTOR APPEARS IN THE APPROPRIATE SACE PROVIDED ON THE COVER HEREOF.  DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM TO ANY PERSON OTHER THAN SUCH PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVISE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF BETTER BIODIESEL, INC. IS PROHIBITED.

 SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of the        day of                          200   , by and among Better BioDiesel, Inc., a Colorado corporation (the “Company”), and the investor(s) listed on Schedule A attached hereto and made a part hereof (the “Investors”).  Capitalized terms used but not defined in this Agreement shall have the respective meanings given such terms in the Private Placement Memorandum dated as of the same date herewith (the “Memorandum”).

W I T N E S S E T H

WHEREAS, the Company desires to sell to the Investors units (the “Unit” or “Units”) consist of (1) Convertible Debentures with a 10% coupon (the “Convertible Debenture” or “Debentures”) and (2) Warrants for a value equal to the dollar amount set forth opposite each such Investor’s name on Schedule A attached hereto;

WHEREAS, each of the Investors has been furnished with a Memorandum; and

WHEREAS, the Investors, after carefully reviewing the Memorandum, desire to purchase such Debentures on the terms and conditions contained in this Agreement.

NOW, THEREFORE, IN CONSIDERATION FOR THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.    Purchase and Sale of Units.

a.  Sale of Units.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing (as hereinafter defined), and the Company agrees to sell at the Closing to each Investor that number of Units as is set forth opposite such Investor’s name on Schedule A attached hereto, for the aggregate purchase price set forth on Schedule A (the “Purchase Price”), reflecting a per Unit purchase price of Two hundred thousand United States Dollars ($200,000).  The Purchase Price is to be paid by wire transfer or check, and delivered to the Company or by wire (instructions follow) upon execution and delivery hereof by Investor.

b.  Description of Units.  Each Unit shall consist of:

(i) 10% Convertible Debenture.  Each Convertible Debenture shall become due on March 31, 2007 (the “Maturity Date”), and the accrued interest of which shall be compounded annually from the Company’s execution of the Convertible Debenture, attached to the Memorandum as Exhibit C, and payable on all interest accrued at the Maturity Date in cash unless otherwise converted.  At the Maturity Date, solely at the option of the Company, all principal and accrued interest due on this Convertible Debenture (the “Convertible Amount”) may be converted into common shares of the Company’s common stock (the “Conversion Shares”), deliverable within 15 days of conversion.  The price per share of the Conversion Shares shall be equal to the greater of either Five Dollars ($5) or seventy-five (75%) of the most current 10-day trailing average bid price; and

(ii) Warrants.  One (1) warrant to purchase 3,125 shares of common stock of the Company with an exercise price of Eight Dollars ($8) per share, zero par value, on the terms and conditions set forth in the form of warrant attached to the Memorandum as Exhibit D (each a “Warrant” and collectively, the “Warrants”).

c.  Delivery of Units.  The Warrants subscribed for herein shall be issued at Closing (hereinafter defined).

1.     Purchase and Sale of Debentures.

a.  Sale of Convertible Debenture.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing (as hereinafter defined), and the Company agrees to sell at the Closing to each Investor a Convertible Debenture for a value equal to the dollar amount as is set forth opposite such Investor’s name on Schedule A attached hereto (the “Purchase Price”).  The Purchase Price is to be paid by wire transfer or check, and delivered to the Company upon execution and delivery hereof by Investor, or by wire, to:

Central Bank at 415 North State Street, Orem UT  84057, routing number is 124300327, account number is 101114726 (Contact number at the bank is 801.224.1420)

b.  Delivery of Convertible Debenture.  The Convertible Debenture subscribed for herein shall be evidenced by an executed convertible debenture, the form of which is attached to the Memorandum as Exhibit C, shall be issued at Closing (hereinafter defined).

c. Closings.  The consummation of the purchase and sale of the Debentures contemplated by this Agreement shall take place at the Company officers upon receipt of subscriptions acceptable by the Company in an amount equal to or greater than the Minimum Amount and at such time as is mutually agreeable to the Company, or at such other time and place as the Company may designate (the “Closing” or “Closings”); provided, however, that all Closings shall take place no later than the Offering Termination Date.  At each Closing, the Company shall deliver to the Investors the Debentures in accordance with paragraph (c) above, against delivery to the Company by each such Investor of its Purchase Price, a fully completed Subscription Agreement attached to the Memorandum as Exhibit A, and an Accredited Investor Questionnaire attached to the Memorandum as Exhibit B and signature pages to these Agreements.  Execution and delivery of this Agreement and the other documents to be delivered at Closing may be by facsimile or electronic transmission.

d. Binding and Enforceable.  This Subscription Agreement will be binding upon and enforceable against the Company only when countersigned by an authorized agent of the Company and delivered to Investors who have agreed to purchase at least the Minimum Amount.

2.  Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor as follows:

a.  Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business, and is in good standing, in each U.S. jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

b.  Capitalization.  The authorized capital of the Company consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock.  Prior to this Offering, 30,500,001 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding.

c. Authorization.  All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Debentures being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite power and authority to enter into this Agreement.

3.  Representations and Warranties of Investors.  Each Investor hereby represents and warrants to the Company as follows:

a.  Organization; Good Standing; Power and Authority; Binding Obligation.  Investor has full power and authority to enter into this Agreement, and, for those Investors which are corporations (i) such Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including, without limitation, the payment of the purchase price for the Debentures being sold such Investor hereunder has been taken, and the Investor has all requisite power and authority to enter into this Agreement.  This Agreement has been duly executed and delivered by Investor and, assuming due authorization, execution and delivery by the Company, constitutes Investor’s valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

b.  Purchase Entirely for Own Account.  The Debentures and Conversion Shares to be purchased by Investor hereunder will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Investor has no present intention of selling, granting any participation in, or otherwise distributing the Debentures or Conversion Shares.  Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Debentures or Conversion Shares.  The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Debentures or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Investor’s particular financial situation.  The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Debentures or Conversion Shares.

c.  Disclosure.  Investor has received or reviewed all the information which such Investor has requested for the purposes of determining the merits of the Debentures as an investment.  Investor has read and understands the Risk Factors and other information presented in the Memorandum.

Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company and its respective business, operations and financial condition and the terms and conditions of this Offering of Debentures, and answers have been provided to Investor’s full satisfaction.  Investor has fully reviewed all corporate and governance documents of the Company and such other documents, which Investor feels is necessary or appropriate prior to purchase of the Debentures, understands all relevant terms and has asked all questions and received answers thereto to Investor’s full satisfaction.  If deemed necessary by Investor, Investor has consulted with a professional advisor who has provided Investor with advice concerning terms.  INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE DEBENTURES INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THE MEMORANDUM, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED.  EACH INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO ASSURANCE THAT THE COMPANY’S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE.

d.  Accredited Investor.  Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  The information provided by Investor on the Accredited Investor Questionnaire, attached to the Memorandum as Exhibit C, is true, correct and complete in all respects.  Investor is capable of bearing the economic risk of an investment in the Debentures, including the possible loss of Investor’s entire investment.  Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Debentures offered hereby.  If other than an individual, Investor has not been organized solely for the purpose of acquiring the Debentures.

e.  Restricted Securities.  Investor understands that the Conversion Shares being purchased hereunder are “restricted securities” as defined in the Securities Act, and that under federal and state securities laws the Debentures and Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances.  Investor is familiar with Rule 144 promulgated by the SEC under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally.  Investor also acknowledges that the Conversion Shares are subject to significant restrictions on transfer, pledge or hypothecation.

f.  Legends.  It is understood that certificates or other evidence of the Debentures or Conversion Shares may bear the following legend, as well as any legend required by the laws of any state:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933.”

g.  Consents and Approvals; No Conflict.  (i) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

(i)  The execution, delivery and performance of this Agreement by the Investor does not (A) in the case of any Investor that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Investor, or (B) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investor.

4.  Covenant of Investors.  Each Investor hereby covenants with the Company that, without in any way limiting the representations set forth in Section 3 above, Investor shall not make any disposition of all or any portion of the Debentures or Conversion Shares unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

(ii) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to the Company, that such disposition will not require registration of the Conversion Shares as the case may be, under the Securities Act.

5.  Conditions of Investor’s Obligations at Closing.  The obligations of each Investor hereunder are subject to, and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

a.  Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such

Closing.

b.  Performance.  The Company shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing, provided, however, that the obligations of the Investors shall not be subject to or contingent upon the issuance by the Company of the Debentures to the persons or entities set forth on Schedule A attached hereto who have not performed or tendered the performance of their obligations required to be performed under this Agreement on or prior to the Closing.

6.  Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor hereunder are subject to and contingent upon the fulfillment by such Investor, on or before the Closing, of each of the following conditions:

a.  Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

b.  Payment of Purchase Price by Investors.  Each Investor shall have delivered to the Company the Purchase Price specified in Schedule A attached hereto, in the manner specified in this Agreement and, in the event Investor pays by check, the Purchase Price shall have been credited to the Company Account.

c.  Statement of Accredited Investor.  Each Investor shall have delivered to the Company a Statement of Accredited Investor in the form set forth in Exhibit C attached to the Memorandum, and the information provided therein shall be true, correct and complete on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

7.  Miscellaneous.

a.  Survival of Warranties.  The representations, warranties and covenants of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

b.  Successors and Assigns.  This Agreement may not be assigned by any party hereto.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

c.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the principles of conflict of laws thereof.

d.  Counterparts; Delivery by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of this Agreement may be effected by facsimile.

e.  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

f.  Notices.  Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

(i) if to the Company, addressed to Better BioDiesel, Inc., 5300 355 South 1550 West, Spanish Fork, Utah 84660, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and

(ii) if to the Investors, at their respective addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to the Company in accordance with the provisions of this Section.

g.  Expenses.  Irrespective of whether a Closing is effected, the Company and the Investors shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

h.  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Investors.

i.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

j.  Entire Agreement.  This Agreement (including the appendices and schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Name:	Ron Crafts
Its:	Chief Executive Officer

NATIONAL REAL ESTATE SOLUTIONS GROUP

By:	/s/ William C. Cannon, Jr.
Name:	/s/ William C. Cannon, Jr
Its:	Vice President

SCHEDULE A

NAME OF INVESTOR(S)                                                   PURCHASE PRICE OF CONVERTIBLE DEBENTURE

National Real Estate Solutions Group Inc.

127 Church St., Ste #103

Orlando, FL 32801

EIN# 20-4273804

Exhibit B

(Omitted From Filing Copy)

Exhibit C

BETTER BIODIESEL, INC.

10% CONVERTIBLE DEBENTURE

$200,000                                                                                                                                                                  February 15, 2007

                                                                                                                                                                    SPANISH FORK, UTAH

BETTER BIODIESEL, INC. (“Maker” or the “Company”) hereby promises to pay to the order of National Real Estate Solutions Group Inc. (“Holder”), at 127 W Church St Ste 103, Orlando Fl 32801, the sum of two hundred thousand  and 00/100 dollars ($200,000), with interest at the rate of ten percent (10%) per term.  All outstanding principal and accrued and unpaid interest shall become due upon March 31, 2007 (the “Maturity Date”).  All payments due and owning under this 10% Convertible Debenture (the “Debenture”) shall be subject to the terms and conditions set forth herein.

1.               Agreement.

The Debenture is issued pursuant to that certain Subscription Agreement (the “Agreement”), dated the same date as first set forth herein, by and between Maker and Holder, which is hereby incorporated by reference.

2.               Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.               Loss Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.               Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary.  Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.               Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

6.               Subordination.

The Company, in its sole discretion, may subordinate the Debenture to any Senior Debt of the Company.  For purposes of the Debenture, “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed.

7.               Conversion.

At the Maturity Date, at the sole option of the Company, all principal and any accrued interest due on this Debenture (the “Convertible Amount”) may be converted to common shares of the Company’s common stock at a share price equal to the greater of either Five Dollars ($5) or seventy-five percent (75%) of the most current 10-day trailing average bid price (the “Conversion Price”).  Interest compounded may be converted to common stock at the Conversion Price or in cash, solely at the Company’s option.

If, upon the expiration of the Maturity Date, the Company elects NOT to convert this Debenture, all outstanding principal and accrued and unpaid interest shall become due and payable.  Maker shall deliver payment in cash or shares of common stock within fifteen (15) days following the Maturity Date.

8.               Mechanics of Conversion.

Upon the Company’s election to convert the Debenture, the principal amount of this Debenture plus any accrued interest shall be deemed converted into such number of shares of the Company’s Common Stock as determined pursuant to Section 7, and no further payments shall thereafter accrue or be owing under the Debenture.  The entire principal due and owing under the Debenture must be converted to Common Stock; no partial conversions will be allowed.  Holder shall return this Debenture to the Company at the address set forth below, or such other place as the Company may require in writing.  Within fifteen (15) days after receipt of this Debenture, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth above, or to such other address as to which Holder shall have notified the Company in writing, a certificate evidencing the securities to which Holder is entitled.  No fractional securities will be issued upon conversion of the Debenture.  If on conversion of the Debenture a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

9.               Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

10.         Default.

The following will be “Events of Default” under the Debenture:  (a) the Company shall default on the payment of principal or interest on the Debenture or on any other indebtedness of the Company when due; (b) the Company shall default on the observance or performance of any other covenant set forth in the Debenture; (c) the Company shall become insolvent or file a voluntary petition in bankruptcy (or have such a petition filed against it) or have an assignment for the benefit of creditors or other creditor arrangement or similar event occur with respect to it or its assets; or (e) failure to comply with any other term or condition of the Debenture, which shall not have been cured within ten (10) business days receipt of written notice to the Company.

Upon Default, and at the option of Holder, or Holder’s successors or assigns, with fifteen (15) days written notice to the Company, demand or presentment, Holder may (i) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

11.         Miscellaneous.

                (a)           Interest on the principal at the rate of 10% per Term, unless otherwise converted to common stock in the Company.

                (b)           The Company agrees that all Conversion Shares shall be fully paid and non-assessable.  Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Debenture without suit or action in attempting to collect funds due under this Debenture or in connection with the issuance of the Conversion Shares.  In the event an action is instituted to enforce or interpret any of the terms of this Debenture including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

                (c)           All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Debenture, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Debenture.  Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

                (d)           This Debenture shall be governed by and construed in accordance with the laws of the state of Colorado without regard to conflict of law principles.

                (e)           All payments due and owing under this Debenture shall be delivered to the following:

National Real Estate Solutions Group Inc.
127 W Church St Ste 103
Orlando Fl 32801
EIN # 20-5714416

IN WITNESS WHEREOF, the parties hereto execute this Convertible Debenture as of this 15th day of February, 2007.

Maker:	BETTER BIODIESEL, INC.

/s/ Ron Crafts
By: Ron Crafts
Its: CEO

Holder:    /s/ National Real Estate Solutions Group Inc

Holder’s address: 127 W Church St Ste 103

 Orlando Fl 32801

EIN # 20-5714416

Maker’s address: Better BioDiesel, Inc.

355 South 1550 West

Spanish Fork, UT 84660

With a copy to	The Otto Law Group, PLLC
Attn: David M. Otto
601 Union Street, Suite 4500
Seattle, Washington 98101

Exhibit D

FORM OF WARRANT AGREEMENT

WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

Warrant To 3,125 Shares of Common Stock

BETTER BIODIESEL, INC.

Date of Issuance: February 15, 2007

No.        1

THIS CERTIFIES that, for value received, National Real Estate Solutions Group Inc, or its assigns (in either case, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Better BioDiesel, Inc., a Colorado corporation (the “Company”), at the price per share set forth in Section 8 hereof, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Section 7 hereof.  This Warrant is referred to herein as the “Warrant” and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as “Warrant Shares.”

1.             Holder Exercise of Warrant.  This Warrant shall only be exercisable in whole.  To exercise this Warrant in whole, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and (b) this Warrant.  The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) and this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided this Warrant has vested on or prior to the date such notice is delivered.  Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock.  The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice.  All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

The Warrant shall expire three (3) years after the date of execution thereof (the “Expiration Date”).  The Investor may exercise the warrant at any time prior to the Expiration Date.  The Company has no restriction on the sale or transfer of the Warrant or Warrant Shares; however, the Investor is required to comply with all state and U.S. laws and regulations relating to security sales and transfers.

2.             Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

3.             Fractional Shares.  This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

4.             Transfer of Warrant and Warrant Shares.  The Holder may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole, in accordance with and subject to the terms and conditions set forth in the Subscription Agreement and then only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities.

5.             Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor.

6.             Rights of the Holder.  No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein.  Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the purchase price of any warrant shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.             Number of Warrant Shares.  This Warrant shall be exercisable for 3,125 shares of the Company’s Common Stock, as adjusted in accordance with this Agreement.

8.             Exercise Price; Adjustment of Warrants.

                                a.             Determination of Exercise Price.  The per share purchase price (the “Exercise Price”) for each of the Warrant Shares purchasable under this Warrant shall be equal to $8.

                                b.             Adjustment for Mergers or Reorganization, etc.  In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

                                c.             NO IMPAIRMENT.  THE COMPANY WILL NOT, THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK

TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE COMPANY, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF THIS SECTION AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE EXERCISE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

d.             Issue Taxes.  The Company shall pay issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

e.             Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of common stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

f.              Adjustment.  The Exercise Price shall be adjusted downward in the event the Company issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price below the Exercise Price, to a price equal to such issue price.

9.             Certain Distributions.  In case the Company shall, at any time, prior to the Expiration Date, declare any distribution of its assets to holders of its common stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole prior to the effecting of such declaration, to receive, in addition to the shares of common stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of common stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of common stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

10.           Dissolution or Liquidation.  In case the Company shall, at any time prior to the Expiration Date, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

11.           Reclassification or Reorganization.  In case of any reclassification, capital reorganization or other change of outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of common stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and PROPERTY RECEIVABLE UPON SUCH RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE, BY A HOLDER OF THE NUMBER OF SHARES OF COMMON STOCK WHICH MIGHT HAVE BEEN PURCHASED UPON EXERCISE OF THIS WARRANT IMMEDIATELY PRIOR TO SUCH RECLASSIFICATION OR CHANGE. ANY SUCH PROVISION SHALL INCLUDE PROVISION FOR ADJUSTMENTS WHICH SHALL BE AS

NEARLY EQUIVALENT AS MAY BE PRACTICABLE TO THE ADJUSTMENTS PROVIDED FOR IN THIS WARRANT. THE FOREGOING PROVISIONS OF THIS SECTION 12 SHALL SIMILARLY APPLY TO SUCCESSIVE RECLASSIFICATIONS, CAPITAL REORGANIZATIONS AND CHANGES OF SHARES OF COMMON STOCK. IN THE EVENT THAT IN ANY SUCH CAPITAL REORGANIZATION, RECLASSIFICATION, OR OTHER CHANGE, ADDITIONAL SHARES OF COMMON STOCK SHALL BE ISSUED IN EXCHANGE, CONVERSION, SUBSTITUTION OR PAYMENT, IN WHOLE, FOR OR OF A SECURITY OF THE COMPANY OTHER THAN COMMON STOCK, ANY AMOUNT OF THE CONSIDERATION RECEIVED UPON THE ISSUE THEREOF BEING DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY SHALL BE FINAL AND BINDING ON THE HOLDER.

12.           Miscellaneous.

a.             Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to the principles of conflict of laws thereof.

c.             Counterparts; Delivery by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of this Agreement may be effected by facsimile.

d.             Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                e.             Notices.  Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified by certified mail, return receipt requested and: (i) if to the Company, addressed to Better BioDiesel, Inc., 355 South 1550 West, Spanish Fork, Utah 84660, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and (ii) if to the Warrant holder, at the address indicated on the signature page hereof, or at such other addresses as such Holder may designate by notice to the Company in accordance with the provisions of this Section.

f.              Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Holders.

g.             Entire Agreement.  This Agreement, the Memorandum (including the appendices and schedules thereto) by and between the Company and the Holder, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this 15th day of February, 2007.

Better BioDiesel, Inc.

By:	/s/ Ron Crafts
Name: Ron Crafts
Title: Chief Executive Officer

Investor Name:	National Real Estate Solutions Group Inc

Investor Address:	127 Church St., Ste #103
Orlando, FL 32801
EIN# 20-4273804

EXHIBIT A

              NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO:  Better BioDiesel, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on                             and to purchase thereunder                       * shares of Common Stock of Better BioDiesel, Inc. (the “Company”).

Dated:

(Signature must conform in all respects to name
of holder as specified on the face of the Warrant)

(Please Print Name)

(Address)

* Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.